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                                                                    EXHIBIT 99.1

                           KELLSTROM INDUSTRIES, INC.

                              FOR IMMEDIATE RELEASE

     KELLSTROM ANNOUNCES A $30 MILLION FINANCING FROM KEY PRINCIPAL PARTNERS

Sunrise, FL - November 16, 2000 -- Kellstrom Industries, Inc. [NASDAQ: KELL] today announced that it has secured a $30 million financing with Key Principal Partners ("Key"), LLC, a $600 million investment fund and an affiliate of Key Corporation of Cleveland, Ohio. The financing is in the form of a 7-year subordinated debt financing and is an important step in the recapitalization of the Company. The Company will utilize approximately $12.7 million of the proceeds to repay the subordinated debt currently held by Equitable Life Assurance Society of the United States, which funded the Company's acquisition of International Aircraft Support in 1997. The balance initially will be used to pay down the senior credit facility as well as to finance future growth. This financing provides for an interest rate of 13% and includes an agreement to issue warrants, in variable amounts under certain conditions, to purchase shares of the Company's common stock.

Yoav Stern, Kellstrom's Chairman of the Board noted, "We are pleased to be joining forces with such supportive, sophisticated investors as Key Principal Partners. The Key debt maturity extends more than 4 years beyond the maturity of our existing convertible debentures, which mature in 2 to 3 years. This transaction is another step the Company is taking to re-align its debt structure. In addition to providing us with greater financial flexibility to address the repayment of our convertible debentures, this investment will augment our ability to fund the planned growth of our business. As previously announced, this round of financing may fund a portion of the acquisition and related transaction costs for the parts resale business of Aviation Sales. We continue to work to satisfy the various conditions to closing the AVS transaction."

Commenting, Oscar Torres, Kellstrom's CFO, stated, "In connection with prepaying the Equitable loan, we will record a one-time extraordinary charge in the fourth quarter of approximately $2.2 million, of which $1.3 million is non-cash. The non-cash portion of the charge is related to the write-off of unamortized original transaction costs incurred in January 1997. The $0.9 million cash portion of the charge represents a prepayment fee pursuant to our original agreement with Equitable. Overall, this is a very positive move for Kellstrom as it reinforces the stability of our balance sheet and helps facilitate the future growth of the Company."

                                     (more)


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Kellstrom Industries, Inc. News Release
Page 2
November 16, 2000


Kellstrom Industries, Inc. is a leader in delivering innovative and value added nose-to-tail programs in the fields of inventory control and supply chain management to the international aviation market. This is achieved by uniting cutting edge information technology with quality assurance methodology. The Company specializes in providing engines and parts for large turbo-fan engines manufactured by CFMI, General Electric, Pratt & Whitney and Rolls Royce, in addition to components for the aircraft they power. Kellstrom is also a leading inventory management and components provider of engines and parts for large military transport aircraft, jet fighters and helicopters. The Company is an approved supplier to an international customer base including major domestic and international airlines, military air forces, original equipment manufacturers and engine overhaul shops.

STATEMENTS MADE IN THIS PRESS RELEASE RELATING TO MATTERS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS REGARDING MANAGEMENT'S EXPECTATIONS CONCERNING THE COMPANY'S ABILITY TO FUND FUTURE GROWTH AND ACQUISITIONS, ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANY ASSUMPTIONS AND FACTORS, AND ARE SUBJECT TO MANY CONDITIONS, INCLUDING THE COMPANY'S CONTINUING ABILITY TO EFFECTIVELY INTEGRATE THE ACQUIRED COMPANIES, ACQUIRE ADEQUATE INVENTORY AND TO OBTAIN FAVORABLE PRICING FOR SUCH INVENTORY, THE ABILITY TO ARRANGE FOR THE REPAIR OF AIRCRAFT ENGINES BY THIRD-PARTY CONTRACTORS PRIOR TO RESALE OR LEASE, COMPETITIVE PRICING FOR THE COMPANY'S PRODUCTS, CUSTOMER CONCENTRATION, DEMAND FOR THE COMPANY'S PRODUCTS WHICH DEPENDS UPON THE CONDITION OF THE AIRLINE INDUSTRY, ABILITY TO COLLECT RECEIVABLES, GOVERNMENT REGULATION, THE EFFECTS OF INCREASED INDEBTEDNESS AS A RESULT OF THE COMPANY'S BUSINESS ACQUISITIONS, THE AVAILABILITY OF CAPITAL TO FUND CURRENT OPERATIONS, GROWTH AND ACQUISITION STRATEGIES, THE COMPANY'S ABILITY TO REMAIN IN COMPLIANCE WITH THE TERMS AND COVENANTS CONTAINED IN ITS FINANCING AGREEMENTS, INCLUDING THE AGREEMENT WITH KEY PRINCIPAL PARTNERS, AND OTHER RISKS DETAILED FROM TIME TO TIME BY THE COMPANY, INCLUDING THOSE SET FORTH IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2000, AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS RELEASE, ALL FORWARD-LOOKING INFORMATION ARE ESTIMATES BY THE COMPANY'S MANAGEMENT AND ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES THAT MAY BE BEYOND THE COMPANY'S CONTROL AND MAY CAUSE RESULTS TO DIFFER FROM MANAGEMENT'S CURRENT EXPECTATIONS.

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CONTACT:                                             OR       KELL'S INVESTOR RELATIONS COUNSEL:
Kellstrom Industries, Inc. (954) 845-0427                     The Equity Group Inc.
Zivi R. Nedivi, Pres. & CEO                                   Linda Latman            (212) 836-9609
Michael Shokouhi, Director of Investor Relations              Bob Goldstein           (212) 371-8660
Oscar Torres, CFO                                             WWW.THEEQUITYGROUP.COM
WWW.KELLSTROM.COM                                             ----------------------
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